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Exhibit 99.3

POLYPORE, INC.

OFFER TO EXCHANGE

$225,000,000 PRINCIPAL AMOUNT OF ITS 8 3/4% SENIOR SUBORDINATED DOLLAR NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 8 3/4% SENIOR SUBORDINATED DOLLAR NOTES DUE 2012

AND

€150,000,000 PRINCIPAL AMOUNT OF ITS 8 3/4% SENIOR SUBORDINATED EURO NOTES DUE 2012, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 8 3/4% SENIOR SUBORDINATED EURO NOTES DUE 2012

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Polypore, Inc. (the "Company") to exchange:

  •
  $225,000,000 in principal amount of its 8 3/4% Senior Subordinated Dollar Notes due 2012 for all of its outstanding 8 3/4% Senior Subordinated Dollar Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Dollar Original Notes"); and

  •
  €150,000,000 in principal amount of its 8 3/4% Senior Subordinated Euro Notes due 2012 for all of its outstanding 8 3/4% Senior Subordinated Euro Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Euro Original Notes" and together with the Dollar Original Notes, the "Original Notes").

        The material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Original Notes held by us and registered in our name for your account or benefit. Therefore, the Company urges beneficial owners of the Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender the Original Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

        YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2004, unless extended (the "Expiration Date"). The Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

        If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached hereto. Again, please note that the accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange the Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Polypore, Inc.

        THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Check the appropriate box below:

☐
Please tender all of my Dollar Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Dollar Original Notes to be tendered if I wish to tender less than all of my Dollar Original Notes.

☐
Please tender all of my Euro Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Euro Original Notes to be tendered if I wish to tender less than all of my Euro Original Notes.

☐	Please do not tender any Original Notes held by you for my account or benefit.

Signature(s):

Please Print Name(s) Here:

Address(es):

Zip Code(s):

Area Code(s) and Telephone No.(s):

Tax Identification or Social Security No.(s):

My Account Number With You:

Date:

        Unless a specific contrary instruction is given in the signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

SCHEDULE

        Please tender my Original Notes held by you for my account or benefit as indicated below:

SERIES OF ORIGINAL NOTES (please specify one or more series of Original Notes you are tendering by checking the applicable box(es))	AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED

☐ Dollar Original Notes

☐ Euro Original Notes

Signature(s):

Please Print Name(s) Here:

Address(es):

Zip Code(s):

Area Code(s) and Telephone No.(s):

Tax Identification or Social Security No.(s):

My Account Number With You:

Date:

3

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INSTRUCTIONS
SCHEDULE